DISTRIBUTION AGREEMENT

    THIS AGREEMENT is made and entered into as of August 17, 2022, by and between Managed Portfolio Series, a Delaware statutory trust (the “Client”) and Foreside Fund Services, LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, the Client is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Client desires to retain the Distributor as principal underwriter in connection with the offering of the Shares of each series of the Client listed on Exhibit A hereto (as amended from time to time) (each a “Fund” and collectively the “Funds”);

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, this Agreement has been approved by a vote of the Client’s board of trustees (the “Board”) and its disinterested trustees in conformity with Section 15(c) of the 1940 Act; and

WHEREAS, the Distributor is willing to act as principal underwriter for the Client on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.Appointment of Distributor. The Client hereby appoints the Distributor as its principal underwriter for the distribution of Shares of the Funds, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.Services and Duties of the Distributor.

A.The Distributor agrees to act as the principal underwriter of the Client for the distribution of the Shares of the Funds, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term “Prospectus” shall mean the current prospectus, including the statement of additional information, as both may be amended or supplemented, relating to any of the Funds and included in the currently effective registration statement(s) or post-effective amendment(s) thereto (the “Registration Statement”) of the Client under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

B.During the continuous public offering of Shares of the Funds, the Distributor shall use commercially reasonable efforts to distribute the Shares. All orders for Shares shall be made through financial intermediaries or submitted directly to the applicable Fund or its designated agent. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus. The Client or its designated agent will confirm orders and subscriptions upon receipt, will make appropriate book entries and, upon receipt of payment therefor, will issue the appropriate number of Shares in uncertificated form.

C.The Distributor shall maintain membership with the National Securities Clearing Corporation (“NSCC”) and any other similar successor organization to sponsor a participant number for the Funds so as to enable the Shares to be traded through NSCC’s Fund/SERV System (“FundSERV”). The Client acknowledges and agrees that the Distributor shall not be responsible for any operational matters associated with FundSERV or Networking transactions, including but not limited to taking orders from financial intermediaries.

D.The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations regarding the Funds other than as contained in the Prospectus and any marketing materials specifically approved by the Client or the investment adviser to the Fund(s).

E.The Distributor agrees to review all proposed marketing materials provided by the Client for compliance with applicable Securities and Exchange Commission (“SEC”) and FINRA advertising rules and regulations, and shall file with FINRA those marketing materials it believes are in compliance with such applicable laws and regulations. The Distributor agrees to furnish to the Client any comments provided by regulators with respect to such marketing materials.

F. At the request of the Client, the Distributor shall enter into the Standard Dealer Agreement (as defined below), and may, in its discretion, enter into non-standard dealer agreements with financial intermediaries as the Client may select, in order that such broker-dealers and other intermediaries may sell Shares of the Funds. The Fund’s form of dealer agreement and/or selling agreement shall in a form similar to that attached at Exhibit C and shall be approved by the Client’s Board (“Standard Dealer Agreement”).

G.The Client acknowledges and agrees that the Distributor shall not be obligated to make any payments to any broker-dealers, other financial intermediaries or other third parties, unless (i) the Distributor has received an authorized corresponding payment from the applicable Fund’s plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act (“Plan”) and (ii) such Plan been approved by the Client’s Board.

H.The Distributor shall not be obligated to sell any certain number of Shares.

I.The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of 12b-1 payments received by the Distributor, if any.

J.The Distributor may enter into agreements (“Subcontracts”) with qualified third parties to carry out some or all of the Distributor’s obligations under this Agreement, with the prior written consent of the Client, such consent not to be unreasonably withheld; provided that execution of a Subcontract shall not relieve the Distributor of any of its responsibilities hereunder.

K.The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

L.Notwithstanding anything herein to the contrary, the Distributor shall not be required to register as a broker or dealer in any specific jurisdiction or to maintain its registration in any jurisdiction in which it is now registered.

M.The Distributor undertakes to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor.

3.Duties of the Client.

A.The Client agrees to redeem or repurchase Shares tendered by shareholders of the Funds in accordance with the Client’s obligations in the Prospectus and the Registration Statement. The Client reserves the right to suspend such repurchase right upon written notice to the Distributor.

B.The Client shall take, or cause to be taken, all necessary action to register the Shares under the federal and all applicable state securities laws and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Client authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

C.The Client agrees to advise the Distributor promptly in writing:

(i)of any material action, correspondence, or other communication by the Securities and Exchange Commission (“SEC”) or its staff relating to the Funds, including requests by the SEC for amendments to the Registration Statement or Prospectus;

(ii)in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

(iii)of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading;

(iv)in the event that it determines to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise or to suspend the redemption of Shares of any Fund at any time as permitted by the 1940 Act or the rules of the SEC; and

(v)of the commencement of any material litigation or proceedings against the Client or any of its officers or directors in connection with the issue and sale of any of the Shares.

D.The Client shall file such reports and other documents as may be required under applicable federal and state laws and regulations, including state blue sky laws, and shall notify the Distributor in writing of the states in which the Shares may be sold and of any changes to such information.

E.The Client agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

F.The Client shall reasonably cooperate in the efforts of the Distributor to distribute the Shares. In addition, the Client shall keep the Distributor reasonably informed of its affairs related to the activities contemplated by this Agreement and shall provide to the Distributor from time to time copies of all information, financial statements, and other material that the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Client by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may reasonably request. The Client shall forward a copy of any SEC filings, including the Registration Statement, to the Distributor within one business day of any such filings. The Client represents that it will not use or authorize the use of any marketing materials unless and until such marketing materials have been approved and authorized for use by the Distributor.

G.The Client shall provide and cause each other agent or service provider to the Client, including the Client’s transfer agent and investment adviser, to provide, to Distributor in a timely and accurate manner all such information (and in such reasonable medium) that the Distributor may reasonably request that may be necessary for the Distributor to perform its duties under this Agreement.

H.The Client shall not file any amendment to the Registration Statement or Prospectus that materially amends any provision therein which pertains to Distributor, the distribution of the Shares or the applicable sales loads or public offering price without giving Distributor reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Client’s right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Client may deem advisable, such right being in all respects absolute and unconditional.

I.The Client shall not list the Distributor as the principal underwriter or distributor in any post-effective amendment to the Registration Statement, which is filed for the purpose of creating a new Fund, without receiving prior written permission from the Distributor. At or before such time as a new Fund becomes effective, Client and Distributor agree to amend this Agreement for purposes of updating Exhibit A.

4.Representations and Warranties of the Client.

A.The Client hereby represents and warrants to the Distributor, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)it is duly organized and existing and in good standing under the laws of its jurisdiction of incorporation/organization and is registered as an open-end management investment company under the 1940 Act;

(ii)this Agreement has been duly authorized, executed and delivered by the Client and, when executed and delivered, will constitute a valid and legally binding obligation of the Client, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws/operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(iv)the Shares are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable;

(v)the Registration Statement and Prospectus included therein have been prepared in conformity with the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder;

(vi)the Registration Statement and Prospectus and any marketing materials prepared by the Client or its agent do not and shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor pursuant to this Agreement shall be true and correct in all material respects; and

(vii)the Client owns, possesses, licenses or has other rights to use all patents, patent applications, trademarks and service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Intellectual Property”) necessary for or used in the conduct of the Client’s business and for the offer, issuance, distribution and sale of the Shares in accordance with the terms of the Prospectus and this Agreement, and such Intellectual Property does not and will not breach or infringe the terms of any Intellectual Property owned, held or licensed by any third party.

B.The Client has adopted policies and procedures pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Client (and relevant agents) shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent the unauthorized access to or use of, records and information relating to the Client and the owners of the Shares.

5.Representations and Warranties of the Distributor.

A.The Distributor hereby represents and warrants to the Client, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:
(i)it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii)this Agreement has been duly authorized, executed and delivered by the Distributor and, when executed and delivered, will constitute a valid and legally binding obligation of the Distributor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement; and

(iv)it is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA.

B.In connection with all matters relating to this Agreement, the Distributor will comply with the applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA and all other applicable federal or state laws and regulations to the extent such laws, rules, and regulations relate to Distributor’s role as the principal underwriter of the Funds.
C.The Distributor shall promptly notify the Client of the commencement of any material litigation or proceedings against the Distributor or any of its managers, officers or directors in connection with the issue and sale of any of the Shares.
6.Compensation.

A.In consideration of the Distributor’s services in connection with the distribution of Shares of each Fund and Class thereof, the Distributor shall receive the compensation set forth in Exhibit B.

B.Except as specified in Section 5A, the Distributor shall be entitled to no compensation or reimbursement of expenses from the Client for the services provided by the Distributor pursuant to this Agreement. Any such compensation or reimbursement of expenses shall be paid or reimbursed by the Fund’s investment adviser pursuant to an Agreement between the investment adviser and the Distributor.

7.Expenses.

A.The Client shall bear all costs and expenses in connection with registration of the Shares with the SEC and the applicable states, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of its Funds, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related marketing material, (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Funds; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Client pursuant to Section 3(D) hereof.

B.The Distributor shall only bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

8.Limitation of Liability
A.The Distributor shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by the Distributor in writing.
B. The Distributor shall not be liable for any action taken or failure to act in good faith or reasonable reliance upon:

i.the advice of the Trust, or counsel to the Trust;

ii.any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction (the Distributor shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction);

iii.any written instruction or certified copy of any resolution of the Board, and the Distributor may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by the Distributor to have been validly executed; or

iv.any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by the Distributor to be genuine and to have been signed or presented by the Trust or other proper party or parties; and the Distributor shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which the Distributor reasonably believes in good faith to be genuine.

9.Indemnification.

A.The Client shall indemnify, defend and hold the Distributor, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Distributor Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the reasonable costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable and documented counsel fees incurred in connection therewith) (collectively, “Losses”) that any Distributor Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or relating to (i) the Distributor serving as distributor of the Funds pursuant to this Agreement and in accordance with the terms and conditions of this Agreement; (ii) the Client’s material breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (iii) the Client’s failure to comply in all material respects with any applicable securities laws or regulations; or (iv) any claim that the Registration Statement, Prospectus, shareholder reports, marketing materials or other information filed or made public by the Client (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the 1933 Act, or any other statute or the common law any violation of any rule of FINRA or of the SEC or any other jurisdiction wherein Shares of the Funds are sold, provided, however, that the Client’s obligation to indemnify any of the Distributor Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such marketing material in reasonable reliance upon and in conformity with information relating to the Distributor and furnished to the Client or its counsel by the Distributor in writing for use in such Registration Statement, Prospectus, annual or interim report, or any marketing materials. In no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Client or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

B.The Distributor shall indemnify, defend and hold the Client, its affiliates, and each of their respective directors, officers, employees, representatives, and any person who controls or previously controlled the Client within the meaning of Section 15 of the 1933 Act (collectively, the “Client Indemnitees”), free and harmless from and against any and all Losses that any Client Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon (i) the Distributor’s material breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) the Distributor’s failure to comply in all material respects with any applicable securities laws or regulations; or (iii) any claim that the Registration Statement, Prospectus, marketing materials or other information filed or made public by the Client (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reasonable reliance upon, and in conformity with, information furnished to the Client by the Distributor in writing for use in such Registration Statement, Prospectus, marketing materials or other information filed or made public by the Client. In no event shall anything contained herein be so construed as to protect the Client against any liability to the Distributor to which the Client would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

C.In no case (i) is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).

D.Failure by the indemnified party to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party. In the event that indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by them.

E.No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 9(a) or 9(b) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action.

F.No person shall be obligated to provide indemnification under this Section 9 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the FINRA; provided, however, in such event indemnification shall be provided under this Section 9 to the maximum extent so permissible.

10.Conversions; Dealer Agreement Indemnification.

A.     Conversions. The Client acknowledges and agrees that the Distributor may enter into, assume, or become a party to, certain dealer and/or selling agreements (“Conversion Agreement”) as the result of the conversion of the Client to Distributor from another principal underwriter or distributor. Such Conversion Agreements may contain certain obligations or duties more appropriately allocated to the Funds’ transfer agent, the Funds’ adviser, or one of the Funds’ other service providers. The Client agrees to perform, or cause to perform, any and all duties and obligations under those Conversion Agreements to the extent that such duties and obligations are not required to be performed by the Distributor under the Standard Dealer Agreement (“Non-Standard Duties”).

B.    Non-Standard Dealer Agreements. The Client acknowledges and agrees that the Distributor may enter into dealer and/or selling agreements (“Non-Standard Dealer Agreements”) that contain certain representations, duties, undertakings and indemnification that are not included in the Standard Dealer Agreement, or lack certain representations, duties, and indemnification included in the Standard Dealer Agreement (“Non-Standard Obligations,” and collectively with Non-Standard Duties, “Non-Standard Obligations”). The Client agrees to perform, or cause to perform, all such Non-Standard Obligations under any Non-Standard Dealer Agreement. For the avoidance of doubt, any dealer or selling agreement that materially deviates from the Standard Agreement shall be considered a “Non-Standard Dealer Agreement.”

C.    Indemnification. To the extent that the Distributor (i) assumes, or becomes a party to, any Conversion Agreement, or (ii) after the review and approval by the Client, enters into any Non-Standard Dealer Agreement, the Client shall indemnify, defend and hold the Distributor Indemnitees free and harmless from and against any and all Losses that any Distributor Indemnitee may incur arising out of or relating to (a) any failure to perform any Non-Standard Obligations under any Conversion Agreement or Non-Standard Dealer Agreement; (b) any representations made by the Distributor in any Non-Standard Dealer Agreement or Conversion

Agreement to the extent that the Distributor is not required to make such representations in the Standard Dealer Agreement; (c) any indemnification provided by the Distributor under a Conversion Agreement or Non-Standard Dealer Agreement to the extent that such indemnification is beyond the indemnification that the Distributor provides to intermediaries in the Standard Dealer Agreement. In no event shall anything contained herein be so construed as to protect the Distributor Indemnitee against any liability to the Client or its shareholders to which such Distributor Indemnitee would otherwise be subject by reason of its willful misfeasance, bad faith, or gross negligence in the performance or reckless disregard of its obligations or duties under the Non-Standard Dealer Agreement to the extent that such duties and obligations are the responsibility of the Distributor in the Standard Dealer Agreement.

11.Limitations on Damages. Neither party shall be liable for any consequential, special or indirect losses or damages suffered by the other party, whether or not the likelihood of such losses or damages was known by the party.

12.Force Majeure. Neither party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, acts of nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; provided, however, that in each specific case such circumstance shall be beyond the reasonable control of the party seeking to apply this force majeure clause.

13.Duration and Termination.

A.This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Exhibit A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Client’s Board or (ii) the vote of a majority of the outstanding voting securities of a Fund, in accordance with Section 15 of the 1940 Act.

B.Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund (i) through a failure to renew this Agreement at the end of a term or (ii) upon mutual consent of the parties. Further, this Agreement may be terminated upon no less than 60 days’ written notice, by either the Client through a vote of a majority of the members of the Board who are not interested persons, as that term is defined in the 1940 Act, and have no direct or indirect financial interest in the operation of this Agreement or by vote of a majority of the outstanding voting securities of a Fund, or by the Distributor.

C.This Agreement will automatically terminate in the event of its assignment.

14.Anti-Money Laundering Compliance.

A.Each of Distributor and Client acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects to the extent applicable to it.

B.Each of Distributor and Client agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”). Distributor undertakes that it will grant to the Client, the Client’s anti-money laundering compliance officer and appropriate regulatory agencies, reasonable access to copies of Distributor’s AML Operations, and related books and records to the extent they pertain to the Distributor’s services hereunder. It is expressly understood and agreed that the Client and the Client’s compliance officer shall have no access to any of Distributor’s AML Operations, books or records pertaining to other clients or services of Distributor.

15.Privacy. In accordance with Regulation S-P, the Distributor will not disclose any non-public personal information, as defined in Regulation S-P, received from the Client or any Fund regarding any Fund shareholder; provided, however, that the Distributor may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Distributor. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Funds.

The Client represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide to the Distributor a copy of that statement annually. The Distributor agrees to use reasonable precautions to protect, and prevent the unintentional disclosure of, such non-public personal information.

16.Confidentiality. During the term of this Agreement, the Distributor and the Client may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to the Distributor or the Client which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information does not include: (i) information that was known to the receiving party before receipt thereof from or on behalf of the disclosing party; (ii) information that is disclosed to the receiving party by a third person who has a right to make such disclosure without any obligation of confidentiality to the party seeking to enforce its rights under this Section; (iii) information that is or becomes generally known in the trade without violation of this Agreement by the receiving party; or (iv) information that is independently developed by the receiving party or its employees or affiliates without reference to the disclosing party’s information.

Each party will protect the other’s Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other party’s Confidential Information other than in connection with its obligations hereunder. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by any Agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and unless otherwise prohibited by law and will cooperate with the other party (at such other party’s expense) in any efforts to prevent such disclosure. The parties agree that the procedures and restrictions set forth herein shall not apply to disclosures of Confidential Information to Distributor’s applicable regulatory authorities in connection with routine regulatory examinations or requests for information with respect to which Distributor shall be permitted to disclose such Confidential Information necessary to respond to such examinations or requests. The Distributor will advise such regulatory authorities of the confidential nature of such information.

17.Notices. Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, email, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

(i) To Distributor:	(ii) If to the Client:
Foreside Fund Services, LLC Attn: Legal Department Three Canal Plaza, Suite 100 Portland, ME 04101 Telephone: (207) 553-7110 Email:legal@foreside.com With a copy to: dealerservices@foreside.com	Managed Portfolio Series Attn: Secretary 777 E. Wisconsin Avenue, 10th Floor Milwaukee, WI 53202 Telephone: 414-765-6115 Email: mpsregadmin@usbank.com

18.Modifications. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Client. If required under the 1940 Act, any such amendment must be approved by the Client’s Board, including a majority of the Client’s Board who are not interested persons, as such term is defined in the 1940 Act, of any party to this Agreement, by vote cast in person at a meeting for the purpose of voting on such amendment.

19.Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

20.Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

21.Survival. The provisions of Sections 6, 7, 8, 9, 10, 11, 14, 15, and 20 of this Agreement shall survive any termination of this Agreement.

22.Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement has been negotiated and executed by the parties in

English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

23.Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

FORESIDE FUND SERVICES, LLC

By: /s/ Teresa Cowan
Teresa Cowan, President

MANAGED PORTFOLIO SERIES

By: /s/ Brian Wiedmeyer
Brian R. Wiedmeyer, President

EXHIBIT A

Fund Names

CornerCap Small-Cap Value Fund

A-1

EXHIBIT B

Compensation

SALES LOADS*:

1.With respect to Class A Shares (i) that part of the sales charge which is retained by the Distributor after reallowance of discounts to dealers as set forth, if required, in the Registration Statement, including the Prospectus, filed with the SEC and in effect at the time of the offering, as amended.
2.With respect to Class C Shares (i) that part of any front-end sales charge which is retained by the Distributor after allowance of discounts to dealers as set forth, if required, in the Registration Statement, including the Prospectus, filed with the SEC and in effect at the time of the offering, as amended, and (ii) the contingent deferred sales charge payable with respect to Class C Shares sold through the Distributor as set forth in the Registration Statement, including the Prospectus, filed with the SEC and in effect at the time of sale of such Class C Shares.
3.With respect to Class I Shares, if any, the Distributor shall not be entitled to any compensation.
4.With respect to any future Class of Shares, the Distributor shall be entitled to such consideration as the Fund and the Distributor shall agree at the time such Class of Shares is established.

*All Sales Loads received by the Distributor shall be held to be used solely for distribution-related expenses and shall not be retained as profit.

12b-1 PAYMENTS:

The Distributor shall be obligated to make 12b-1 payments only after, for so long as, and to the extent that the Distributor receives such payments from the applicable Fund.

*All 12b-1 payments received by the Distributor shall be held to be used solely for distribution-related expenses and shall not be retained as profit by the Distributor.
B-1

EXHIBIT C

FORESIDE FUND SERVICES, LLC
DEALER AGREEMENT

MANAGED PORTFOLIO SERIES

This agreement is made and effective as of this _____ day of _________________, 20__, by and between Foreside Fund Services, LLC (“Distributor”) and [DEALER NAME] (“Dealer” and, together with Distributor, the “Parties”);

WHEREAS, Managed Portfolio Series (the “Company”) is registered under the Investment Company Act of 1940 (“1940 Act”), as an open-end management investment company and is authorized to issue shares of beneficial interest (“Shares”) in separate series as listed on Appendix A (each, a “Fund”), as amended by Distributor from time to time;

WHEREAS, Distributor serves as principal underwriter in connection with the offering and sale of the Shares pursuant to a distribution agreement (“Distribution Agreement”); and

WHEREAS, Dealer desires to serve as a selected dealer of the Funds;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.    Dealer. Dealer represents that it is a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described in this agreement and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”). Dealer agrees that it is responsible for determining the suitability of any Shares as investments for its customers and that Distributor has no responsibility for such determination. Dealer shall maintain all records required by Applicable Laws (as defined below) or that are otherwise reasonably requested by Distributor relating to Dealer’s transactions in Shares. In addition, Dealer shall notify Distributor immediately in the event Dealer’s status as a member of FINRA or SIPC changes. Dealer shall at all times comply with (i) the provisions of this agreement related to compliance with all applicable rules and regulations and (ii) the terms of each registration statement and prospectus for the Funds.

2.    Qualification of Shares. The Fund will make available to Dealer a list of the states or other jurisdictions in which Shares are registered for sale or are otherwise qualified for sale, which may be revised by the Fund from time to time. Dealer will make offers of Shares to its customers only in those states and will ensure that it (including its associated persons) is appropriately licensed and qualified to offer and sell Shares in any state or other jurisdiction that requires such licensing or qualification in connection with its activities.

3.    Orders. All orders Dealer submits for transactions in Shares shall reflect orders received from its customers or shall be for its account for its own bona fide investment. Dealer will date and timestamp its customer orders and forward them promptly each day and in any event prior to the time required by the applicable Fund prospectus (the “Prospectus,” which for purposes of this agreement includes the Statement of Additional Information incorporated therein). As agent for its customers, Dealer shall not withhold placing customers’ orders for any Shares so as to profit Dealer or its customers as a result of such withholding. Dealer is hereby authorized to: (i) place its orders directly with the Company for the purchase of Shares and (ii) tender Shares directly to the Company for redemption, in each case subject to the terms and conditions set forth in the Prospectus and any operating procedures and policies established by Distributor or the Fund (directly or through its transfer agent) from time to time. All purchase orders Dealer submits are subject to acceptance or rejection, and Distributor reserves the right to suspend or limit the sale of Shares. Dealer is not authorized to make any representations concerning Shares except such representations as are contained in the Prospectus and in such supplemental written information that the Fund or Distributor (acting on behalf of the Fund) may provide to Dealer with respect to a Fund. All orders that are accepted for the purchase of Shares shall be executed at the next determined public offering price per share (i.e., the net asset value (“NAV”) per share plus the applicable sales load, if any) and all orders for the redemption of Shares shall be executed at the next determined NAV per share and subject to any applicable redemption fee or contingent deferred sales load, in each case as described in the Prospectus.

4.    Compliance with Applicable Laws; Distribution of Prospectus and Reports; Confirmations. In connection with its respective activities hereunder, each Party shall abide by the Conduct Rules of FINRA and all other rules of self-regulatory organizations of which it is a member, as well as all laws, rules and regulations, including federal and state securities laws, that are applicable to it (and its associated persons) from time to time in connection with its activities hereunder (“Applicable Laws”). Dealer is authorized to distribute to Dealer’s customers the current Prospectus, as well as any supplemental sales material received from the Fund or Distributor (acting on behalf of the Fund) (on the terms and for the period specified by Distributor or stated in such material). Dealer is not authorized to distribute, furnish or display any other sales or promotional material relating to a Fund without Distributor’s prior written approval, but Dealer may identify the Funds in a listing of mutual funds available through Dealer to its customers. Unless otherwise mutually agreed in writing, Dealer shall deliver or cause to be delivered to each customer who purchases Shares from or through Dealer, copies of all annual and interim reports, proxy solicitation materials, and any other information and materials relating to such Funds and prepared by or on behalf of the Funds or Distributor. If required by Rule 10b-10 under the Securities Exchange Act or other Applicable Laws, Dealer shall send or cause to be sent confirmations or other reports to its customers containing such information as may be required by Applicable Laws.

5.    Sales Charges and Concessions. On each purchase of Shares by Dealer (but not including the reinvestment of any dividends or distributions), Dealer shall be entitled to receive such dealer allowances, concessions, sales charges or other compensation, if any, as may be set forth in the Prospectus. Sales charge reductions and discounts may be available as provided in the Prospectus. To obtain any such reductions, the Company or its transfer agent must be notified promptly when a transaction or transactions would qualify for the reduced charge, and Dealer must submit information that is sufficient (in the discretion of the Company) to substantiate qualification therefor. The foregoing shall include advising Distributor of any Letter of Intent signed by Dealer’s customer or of any Right of Accumulation available to such customer. If Dealer fails to so advise the Fund, Dealer will be liable for the return of any commissions plus interest thereon. Rights of Accumulation (including rights under a Letter of Intent) are available, if at all, only as set forth in the Prospectus, and Dealer authorizes any adjustment to its account (and will be liable for any refund) to the extent any allowance, discount or concession is made and the conditions therefor are not fulfilled. Each price is always subject to confirmation and will be based upon the NAV next determined after receipt of an order that is in good form. If any Shares purchased are tendered for redemption or repurchased by the Fund for any reason within seven (7) business days after confirmation of the purchase order for such Shares, Dealer shall promptly refund the full sales load or other concession, and Dealer will forfeit the right to receive any compensation allowable or payable to it on such Shares. The Fund reserves the right to waive sales charges. Dealer represents that it is eligible to receive any such sales charges and concessions paid to it under this section.

6.    Transactions in Shares. With respect to all orders Dealer places for the purchase of Shares, unless otherwise agreed, settlement shall be made with the Company within three (3) business days after acceptance of the order. If payment is not so received or made, the transaction may be cancelled. In this event or in the event that Dealer cancels the trade for any reason, Dealer shall be responsible for any loss resulting to the Funds or to Distributor from Dealer’s failure to make payments as aforesaid. Dealer shall not be entitled to any gains generated thereby. Dealer also assumes responsibility for any loss to a Fund caused by any order placed by Dealer on an “as-of” basis subsequent to the trade date for the order and will immediately pay such loss to the Fund upon notification or demand. Such orders shall be acceptable only as permitted by the Company and shall be subject to the Company’s policies pertaining thereto, which may include receipt of an executed Letter of Indemnity in a form acceptable to the Fund and/or to Distributor prior to the Company’s acceptance of any such order.

7.    Accuracy of Orders; Customer Signatures. Dealer shall be responsible for the accuracy, timeliness and completeness of any orders transmitted by it on behalf of its customers by any means, including wire or telephone. In addition, Dealer shall guarantee the signatures of its customers when such guarantee is required by the Company, and Dealer shall indemnify and hold harmless all persons, including Distributor and the Funds’ transfer agent, from and against any and all loss, cost, damage or expense suffered or incurred in reliance upon such signature guarantee.

8.    Indemnification. Dealer shall indemnify and hold harmless Distributor and Distributor’s officers, directors, agents and employees from and against any claims, liabilities, expenses (including reasonable attorneys’ fees) and losses (collectively, the “Losses”) resulting from any breach by Dealer of any provision of this agreement.

    Distributor shall indemnify and hold harmless Dealer and Dealer’s officers, directors, agents and employees from and against any Losses resulting from (i) any breach by Distributor of any provision of this agreement or (ii) any untrue statement of a material fact set forth in a Fund’s Prospectus or supplemental sales material provided to Dealer by Distributor (and used by Dealer on the terms and for the period specified by Distributor or stated in such material), or omission to state a material fact required to be stated therein to make the statements therein not misleading.

9.    Multi-Class Distribution Arrangements. Dealer understands and acknowledges that the Funds may offer Shares in multiple classes. Dealer represents and warrants that it has established compliance procedures designed to ensure (i) that its customers are made aware of the terms of each available class of Shares, (ii) that each customer is offered only Shares that are suitable investments for him or her, (iii) that each customer is availed of the opportunity to obtain sales charge break points as detailed in the Prospectus, and (iv) proper supervision of its representatives in recommending and offering the Shares of multiple classes to its customers.

10.    Anti-Money Laundering Compliance. Each Party acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each Party represents and warrants that it is in compliance with and will continue to comply with the AML Acts and applicable rules thereunder (“AML Laws”), including FINRA Rule 3310, in all relevant respects. Dealer shall cooperate with Distributor to satisfy AML due diligence policies of the Company and Distributor, which may include annual compliance certifications and periodic due diligence reviews and/or other requests deemed necessary or appropriate by Distributor or the Company to ensure compliance with AML Laws. Dealer also shall provide for screening its own new and existing customers against the Office of Foreign Assets Control list and any other government list that is or becomes required under the AML Acts.

11.    Privacy. The Parties agree that any Non-Public Personal Information, as the term is defined in Regulation S-P (“Reg S-P”) of the Securities and Exchange Commission, that may be disclosed hereunder is disclosed for the specific purpose of permitting the other Party to perform the services set forth in this agreement. Each Party will, with respect to such information, comply with Reg S-P and will not disclose any Non-Public Personal Information received in connection with this agreement to any other party, except to the extent required to carry out the services set forth in this agreement or as otherwise permitted by law.

12.    Distribution and/or Service Fees. Subject to and in accordance with the terms of each Prospectus and the Distribution Plan and/or Service Plan, if any, adopted by resolution of the Funds’ board (the “Board”) pursuant to Rule 12b-1 under the 1940 Act, Distributor may pay financial institutions with which Distributor has entered into an agreement in substantially the form annexed hereto as Appendix B, or such other form as may be approved from time to time by the Board, such fees as may be determined in accordance with such fee agreement, for distribution, shareholder or administrative services, as described therein. With respect to such payments to Dealer, Distributor shall have only the obligation to make payments to Dealer after, for as long as, and to the extent that Distributor receives from the Fund an amount equivalent to the amount payable to Dealer. If applicable, Dealer hereby authorizes Distributor to pay Dealer’s designated clearing agent (“Clearing Agent”) such fees set forth under this section on Dealer’s behalf.  In such case, Dealer acknowledges and agrees that after Distributor has made payment of such fees to Dealer’s Clearing Agent on Dealer’s behalf: (i) Dealer’s Clearing Agent is solely responsible and liable for direct payment of such fees to Dealer, and Distributor will not pay Dealer directly, (ii) Distributor cannot guarantee payment by Dealer’s Clearing Agent of such fees to Dealer, and (iii) should Dealer not receive payment of such fees from Dealer’s Clearing Agent for any reason, Dealer’s sole recourse is against Dealer’s Clearing Agent.

13.    Order Processing. In accordance with NASD Notice to Members 03-50 (reminding members of their responsibility to ensure that they have in place policies and procedures reasonably designed to detect and prevent the occurrence of mutual fund transactions that would violate Rule 22c-1 under the 1940 Act, FINRA Rule 2010 and other applicable rules and regulations), Dealer represents that it has reviewed its policies and procedures to ensure that they are adequate with respect to preventing violations of law and prospectus requirements related to timely order-taking and market timing activity, in that such policies and procedures prevent (i) the submission of any order received after the deadline for submission of orders in each day that are eligible for pricing at that day’s NAV per share and (ii) the purchase of Shares by an individual or entity whose stated objectives are not consistent with the stated policies of a Fund in protecting the best interests of longer-term investors, particularly where such investor may be seeking market timing or arbitrage opportunities through such purchase. Dealer represents that it will be responsible for the collection and payment to the Company of any Redemption Fees based upon the terms outlined in the Company’s prospectus.

14.    Amendments. This agreement may be amended from time to time by the following procedure. Distributor will mail a copy of the amendment to Dealer at Dealer’s address shown below or as registered as Dealer’s main office from time to time with FINRA. If Dealer does not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of this agreement. Dealer’s objection must be in writing and be received by Distributor within such fifteen (15) days. All amendments shall be in writing and, except as provided above, executed by both Parties.

15.    Termination. This agreement may be terminated by either Party, without penalty, upon ten (10) days’ prior written notice to the other Party. Dealer’s suspension or expulsion from FINRA will automatically terminate this agreement without notice. Any unfulfilled obligations hereunder, and all obligations of indemnification, shall survive the termination of this agreement.

16.     Assignment. This agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign this agreement nor any rights, privileges, duties or obligations hereunder without the prior written consent of the other Party, except that Distributor may assign or transfer this agreement to any broker-dealer which becomes the underwriter of the Company without obtaining Dealer’s written consent. For the avoidance of doubt, the Parties agree that a change of control of the Distributor shall not constitute an assignment of this agreement.

17.    Notices. All notices and other communications to Distributor shall be sent to it at Three Canal Plaza, Suite 100, Portland, ME 04101, Attn: Legal Department, or at such other address as Distributor may designate in writing. All notices and other communications to Dealer shall be sent to it at the address set forth below or at such other address as Dealer may designate in writing. All notices required or permitted to be given pursuant to this agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, electronic mail, or by facsimile or similar means of same-day delivery.

18.    Authorization. Each Party represents to the other that (i) all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this agreement as contemplated herein and (ii) the individual that has signed this agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of it with respect to the execution of this agreement.

19.    Directed Brokerage Prohibitions. Neither Party shall direct Fund portfolio securities transactions or related remuneration to compensate Dealer for any promotion or sale of Shares under this agreement. Distributor also will not directly or indirectly compensate Dealer in contravention of Rule 12b-1(h) of the 1940 Act.

20.    Shareholder Information. Dealer shall comply with the requirements set forth on Appendix C regarding the provision of shareholder information pursuant to Rule 22c-2 of the 1940 Act.

21.    Arbitration. Any controversy or claim arising out of or relating to this agreement, or any breach thereof, shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedure. Any arbitration shall be conducted in New York, New York, and each arbitrator shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

22.    Miscellaneous. This agreement supersedes any other agreement between the Parties with respect to the offer and sale of Shares and other matters covered herein. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This agreement may be executed in any number of counterparts, which together shall constitute one instrument. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles and shall bind and inure to the benefit of the Parties and their respective successors and assigns. This agreement has been negotiated and executed by the Parties in English. In the event any translation of this agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this agreement to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

FORESIDE FUND SERVICES, LLC

By:
Name:
Title:

[DEALER NAME]

By:
Name:
Title:
Address of Dealer:

Operations Contact:
Name: _________________________________
Phone: _________________________________
Email: _________________________________

APPENDIX A

APPENDIX B

FORESIDE FUND SERVICES, LLC
DISTRIBUTION/SERVICE FEE AGREEMENT

MANAGED PORTFOLIO SERIES

This fee agreement (“Agreement”) is made and effective as of this _____ day of _________________ 20__, by and between Foreside Fund Services, LLC (“Distributor”) and [DEALER NAME] (“Dealer” and, together with Distributor, the “Parties”);
WHEREAS, Distributor and Dealer have entered into a dealer agreement dated as of ____________ (“Dealer Agreement”), which entitles Dealer to serve as a selected dealer of certain Funds of the Managed Portfolio Series for which Distributor serves as distributor; and
WHEREAS, Distributor and Dealer wish to confirm Distributor’s and Dealer’s understanding and agreement with respect to Rule 12b-1 payments to be made to Dealer in accordance with the Dealer Agreement;
NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1. This Agreement confirms Distributor’s and Dealer’s understanding and agreement with respect to Rule 12b-1 payments to be made to Dealer in accordance with the Dealer Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Dealer Agreement.

2. From time to time during the term of this Agreement, Distributor may make payments to Dealer pursuant to one or more distribution and service plans (the “Plans”) adopted by certain of the Funds pursuant to Rule 12b-1 of the 1940 Act. Dealer shall furnish sales and marketing services and/or shareholder services to Dealer’s customers who invest in and own Shares, including, but not limited to, answering routine inquiries regarding the Funds, processing shareholder transactions, and providing any other shareholder services not otherwise provided by a Fund’s transfer agent. With respect to such payments to Dealer, Distributor shall have only the obligation to make payments to Dealer after, for as long as, and to the extent that Distributor receives from the Fund an amount equivalent to the amount payable to Dealer. The Fund reserves the right, without prior notice, to suspend or eliminate the payment of such Rule 12b-1 Plan payments or other dealer compensation by amendment, sticker or supplement to the then-current Prospectus of the Fund or other written notice to Dealer. If applicable, Dealer hereby authorizes Distributor to pay Dealer’s Clearing Agent such fees set forth under this section on Dealer’s behalf.  In such case, Dealer acknowledges and agrees that after Distributor has made payment of such fees to Dealer’s Clearing Agent on Dealer’s behalf: (i) Dealer’s Clearing Agent is solely responsible and liable for direct payment of such fees to Dealer, and Distributor will not pay Dealer directly, (ii) Distributor cannot guarantee payment by Dealer’s Clearing Agent of such fees to Dealer, and (iii) should Dealer not receive payment of such fees from Dealer’s Clearing Agent for any reason, Dealer’s sole recourse is against Dealer’s Clearing Agent.

3. Any such fee payments shall reflect the amounts described in the Fund’s prospectus. Payments will be based on the average daily net assets of Shares which are owned by those customers of Dealer whose records, as maintained by the Funds or the transfer agent, designate Dealer’s firm as the customer’s dealer of record. No such fee payments will be payable to Dealer with respect to Shares purchased by or through Dealer and redeemed by the Funds within seven (7) business days after the date of confirmation of such purchase. Dealer represents that Dealer is eligible to receive any such payments made to Dealer under the Plans.

4. Dealer agrees that all activities conducted under this Agreement will be conducted in accordance with the Plans, as well as all applicable state and federal laws, including the 1940 Act, the Securities Exchange Act of 1934, the Securities Act of 1933 and any applicable rules of FINRA.

5. Upon request, on a quarterly basis, Dealer shall furnish Distributor with a written report describing the amounts payable to Dealer pursuant to this Agreement and the purpose for which such amounts were expended. Distributor shall provide quarterly reports to the Board of amounts expended pursuant to the Plans and the purposes for which such expenditures were made. Dealer shall furnish Distributor with such other information as shall reasonably be requested by Distributor in connection with Distributor’s reports to the Board with respect to the fees paid to Dealer pursuant to this Agreement.

6. This Agreement shall continue in effect until terminated in the manner prescribed below or as provided in the Plans or in Rule 12b-1. This Agreement may be terminated, with respect to one or more Funds, without penalty, by either Party upon ten (10) days’ prior written notice to the other Party. In addition, this Agreement will be terminated with respect to any Fund upon a termination of the relevant Plan or the Dealer Agreement, if a Fund closes to new investments, or if Distributor’s Distribution Agreement with the Funds terminates.

7. This Agreement may be amended by Distributor from time to time by the following procedure. Distributor will mail a copy of the amendment to Dealer at Dealer’s address shown below or as registered from time to time with FINRA. If Dealer does not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of this Agreement. Dealer’s objection must be in writing and be received by Distributor within such fifteen (15) days.

8. This Agreement and all the rights and obligations of the Parties shall be governed by and construed under the laws of the State of Delaware, without regard to conflict of laws principles.

9. All notices and other communications shall be given as provided in the Dealer Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

FORESIDE FUND SERVICES, LLC                [DEALER NAME]

By:             By:
Name:             Name:
Title:             Title:
    [Dealer address]

APPENDIX C

Information Regarding the Provision of Shareholder Information Pursuant to Rule 22c-2

(a).    Agreement to Provide Information. Dealer shall provide the Fund, upon request, the taxpayer identification number (“TIN”), if known, (or in the case of a non U.S. shareholder, if the TIN is unavailable, the International Taxpayer Identification Number or other government issued identifier) of any or all Shareholder(s) who have purchased, redeemed, transferred, or exchanged Shares held through an account with Dealer and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Dealer during the period covered by the request.

i.    Period Covered by Request. Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

ii.    Form and Timing of Response. Dealer shall transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than five business days, after receipt of a request. If the requested information is not on the Dealer’s books and records, Dealer shall use best efforts to: (x) provide or arrange to provide to the Fund the requested information from shareholders who hold an account with an indirect intermediary, including a determination on whether any specific person about whom Dealer has received information, is itself a financial intermediary; or (y) if directed by the Fund, restrict or prohibit further purchases or exchanges of Shares by a shareholder who has been identified by the Fund as having engaged in transactions of Shares (directly or indirectly) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund. In such instance, Dealer shall inform the Fund whether it plans to perform (x) or (y). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an “indirect intermediary” has the same meaning as in SEC Rule 22c-2 under the Investment Company Act.

iii.    Limitations on Use of Information. The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Dealer.

(b)    Agreement to Restrict Trading. Dealer shall execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder who has been identified by the Fund as having engaged in transactions of the Shares (directly or indirectly through the Dealer’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

i.    Form of Instructions. Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

ii.    Timing of Response. Dealer shall execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Dealer.

iii.    Confirmation by Dealer. Dealer must provide written confirmation to the Fund that instructions have been executed. Dealer shall provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

(c)    Definitions. For purposes of this Appendix C:

i.    The term “Fund” includes the fund’s investment adviser, principal underwriter and transfer agent. The term does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940 (the “1940 Act”).1

ii.    The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Dealer.

iii.    The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Dealer in nominee name or, alternatively, for use with retirement plan recordkeepers, the term means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares.

iv.    The term “written” includes electronic writings and facsimile transmissions.

v.    The term “Dealer” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.

1. As defined in SEC Rule 22c-2(b), the term “excepted fund” means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

FORESIDE FUND SERVICES, LLC
SELLING GROUP MEMBER AGREEMENT

MANAGED PORTFOLIO SERIES

This agreement is made and effective as of this _____ day of _________________, 20__, by and between Foreside Fund Services, LLC (“Distributor”) and [INTERMEDIARY NAME] (“Selling Group Member” or “Intermediary”) and, together with Distributor, the “Parties”);

WHEREAS, Managed Portfolio Series (the “Company”) is registered under the Investment Company Act of 1940 (“1940 Act”), as an open-end management investment company and is authorized to issue shares of beneficial interest (“Shares”) in separate series as listed on Appendix A (each, a “Fund”), as amended by Distributor from time to time;

WHEREAS, Distributor serves as principal underwriter in connection with the offering and sale of the Shares pursuant to a distribution agreement (“Distribution Agreement”); and

WHEREAS, Intermediary desires to serve as a selling group member of the Funds;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.    Selling Group Member. Intermediary represents that it is properly qualified under all applicable federal, state and local laws to engage in the business and transactions described in this agreement. In addition, Intermediary agrees to comply with the rules of the Financial Industry Regulatory Authority (“FINRA”) as if they were applicable to Intermediary in connection with its activities under this agreement. Intermediary agrees that it is responsible for determining the suitability of any Shares as investments for its customers and that Distributor has no responsibility for such determination. Intermediary shall maintain all records required by Applicable Laws (as defined below) or that are otherwise reasonably requested by Distributor relating to Intermediary’s transactions in Shares. Intermediary shall at all times comply with (i) the provisions of this agreement related to compliance with all applicable rules and regulations and (ii) the terms of each registration statement and prospectus for the Funds.

2.    Qualification of Shares. The Fund will make available to Intermediary a list of the states or other jurisdictions in which Shares are registered for sale or are otherwise qualified for sale, which may be revised by the Fund from time to time. Intermediary will make offers of Shares to its customers only in those states and will ensure that it (including its associated persons) is appropriately licensed and qualified to offer and sell Shares in any state or other jurisdiction that requires such licensing or qualification in connection with its activities.

3.    Orders. All orders Intermediary submits for transactions in Shares shall reflect orders received from its customers or shall be for its account for its own bona fide investment. Intermediary will date and timestamp its customer orders and forward them promptly each day and in any event prior to the time required by the applicable Fund prospectus (the “Prospectus,” which for purposes of this agreement includes the Statement of Additional Information incorporated therein). As agent for its customers, Intermediary shall not withhold placing customers’ orders for any Shares so as to profit Intermediary or its customers as a result of such withholding. Intermediary is hereby authorized to: (i) place its orders directly with the Company for the purchase of Shares and (ii) tender Shares directly to the Company for redemption, in each case subject to the terms and conditions set forth in the Prospectus and any operating procedures and policies established by Distributor or the Fund (directly or through its transfer agent) from time to time. All purchase orders Intermediary submits are subject to acceptance or rejection, and Distributor reserves the right to suspend or limit the sale of Shares. Intermediary is not authorized to make any representations concerning Shares except such representations as are contained in the Prospectus and in such supplemental written information that the Fund or Distributor (acting on behalf of the Fund) may provide to Intermediary with respect to a Fund. All orders that are accepted for the purchase of Shares shall be executed at the next determined public offering price per share (i.e., the net asset value (“NAV”) per share plus the applicable sales load, if any) and all orders for the redemption of Shares shall be executed at the next determined NAV per share and subject to any applicable redemption fee, in each case as described in the Prospectus.

4.    Compliance with Applicable Laws; Distribution of Prospectus and Reports; Confirmations. In connection with its respective activities hereunder, each Party shall abide by the Conduct Rules of FINRA and all other rules of self-regulatory organizations of which it is a member, as well as all laws, rules and regulations, including federal and state securities laws, that are applicable to it (and its associated persons) from time to time in connection with its activities hereunder (“Applicable Laws”). Intermediary is authorized to distribute to Intermediary’s customers the current Prospectus, as well as any supplemental sales material received from the Fund or Distributor (acting on behalf of the Fund) (on the terms and for the period specified by Distributor or stated in such material). Intermediary is not authorized to distribute, furnish or display any other sales or promotional material relating to a Fund without Distributor’s prior written approval, but Intermediary may identify the Funds in a listing of mutual funds available through Intermediary to its customers. Unless otherwise mutually agreed in writing, Intermediary shall deliver or cause to be delivered to each customer who purchases Shares from or through Intermediary, copies of all annual and interim reports, proxy solicitation materials, and any other information and materials relating to such Funds and prepared by or on behalf of the Funds or Distributor. If required by Rule 10b-10 under the Securities Exchange Act or other Applicable Laws, Intermediary shall send or cause to be sent confirmations or other reports to its customers containing such information as may be required by Applicable Laws.

5.    Sales Charges and Concessions. [not applicable].

6.    Transactions in Shares. With respect to all orders Intermediary places for the purchase of Shares, unless otherwise agreed, settlement shall be made with the Company within three (3) business days after acceptance of the order. If payment is not so received or made, the transaction may be cancelled. In this event or in the event that Intermediary cancels the trade for any reason, Intermediary shall be responsible for any loss resulting to the Funds or to Distributor from Intermediary’s failure to make payments as aforesaid. Intermediary shall not be entitled to any gains generated thereby. Intermediary also assumes responsibility for any loss to a Fund caused by any order placed by Intermediary on an “as-of” basis subsequent to the trade date for the order and will immediately pay such loss to the Fund upon notification or demand. Such orders shall be acceptable only as permitted by the Company and shall be subject to the Company’s policies pertaining thereto, which may include receipt of an executed Letter of Indemnity in a form acceptable to the Fund and/or to Distributor prior to the Company’s acceptance of any such order.

7.    Accuracy of Orders; Customer Signatures. Intermediary shall be responsible for the accuracy, timeliness and completeness of any orders transmitted by it on behalf of its customers by any means, including wire or telephone. In addition, Intermediary shall guarantee the signatures of its customers when such guarantee is required by the Company, and Intermediary shall indemnify and hold harmless all persons, including Distributor and the Funds’ transfer agent, from and against any and all loss, cost, damage or expense suffered or incurred in reliance upon such signature guarantee.

8.    Indemnification. Intermediary shall indemnify and hold harmless Distributor and Distributor’s officers, directors, agents and employees from and against any claims, liabilities, expenses (including reasonable attorneys’ fees) and losses (collectively, the “Losses”) resulting from any breach by Intermediary of any provision of this agreement.

    Distributor shall indemnify and hold harmless Intermediary and Intermediary’s officers, directors, agents and employees from and against any Losses resulting from (i) any breach by Distributor of any provision of this agreement or (ii) any untrue statement of a material fact set forth in a Fund’s Prospectus or supplemental sales material provided to Intermediary by Distributor (and used by Intermediary on the terms and for the period specified by Distributor or stated in such material), or omission to state a material fact required to be stated therein to make the statements therein not misleading.

9.    Multi-Class Distribution Arrangements. Intermediary understands and acknowledges that the Funds may offer Shares in multiple classes. Intermediary represents and warrants that it has established compliance procedures designed to ensure (i) that its customers are made aware of the terms of each available class of Shares, (ii) that each customer is offered only Shares that are suitable investments for him or her, and (iii) proper supervision of its representatives in recommending and offering the Shares of multiple classes to its customers.

10.    Anti-Money Laundering Compliance. Each Party acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each Party represents and warrants that it is in compliance with and will continue to comply with the AML Acts and applicable rules thereunder (“AML Laws”), including FINRA Rule 3310, in all relevant respects. Intermediary shall cooperate with Distributor to satisfy AML due diligence policies of the Company and Distributor, which may include annual compliance certifications and periodic due diligence reviews and/or other requests deemed necessary or appropriate by Distributor or the Company to ensure compliance with AML Laws. Intermediary also shall provide for screening its own new and existing customers against the Office of Foreign Assets Control list and any other government list that is or becomes required under the AML Acts.

11.    Privacy. The Parties agree that any Non-Public Personal Information, as the term is defined in Regulation S-P (“Reg S-P”) of the Securities and Exchange Commission, that may be disclosed hereunder is disclosed for the specific purpose of permitting the other Party to perform the services set forth in this agreement. Each Party will, with respect to such information, comply with Reg S-P and will not disclose any Non-Public Personal Information received in connection with this agreement to any other party, except to the extent required to carry out the services set forth in this agreement or as otherwise permitted by law.

12.    Service Fees. Subject to and in accordance with the terms of each Prospectus and the Distribution Plan and/or Service Plan, if any, adopted by resolution of the Funds’ board (the “Board”) pursuant to Rule 12b-1 under the 1940 Act, Distributor may pay financial institutions with which Distributor has entered into an agreement in substantially the form annexed hereto as Appendix B, or such other form as may be approved from time to time by the Board, such fees as may be determined in accordance with such fee agreement, for shareholder or administrative services, as described therein. With respect to such payments to Intermediary, Distributor shall have only the obligation to make payments to Intermediary after, for as long as, and to the extent that Distributor receives from the Fund an amount equivalent to the amount payable to Intermediary. If applicable, Intermediary hereby authorizes Distributor to pay Intermediary’s designated clearing agent (“Clearing Agent”) such fees set forth under this section on Intermediary’s behalf.  In such case, Intermediary acknowledges and agrees that after Distributor has made payment of such fees to Intermediary’s Clearing Agent on Intermediary’s behalf: (i) Intermediary’s Clearing Agent is solely responsible and liable for direct payment of such fees to Intermediary, and Distributor will not pay Intermediary directly, (ii) Distributor cannot guarantee payment by Intermediary’s Clearing Agent of such fees to Intermediary, and (iii) should Intermediary not receive payment of such fees from Intermediary’s Clearing Agent for any reason, Intermediary’s sole recourse is against Intermediary’s Clearing Agent. Intermediary hereby represents that Intermediary is permitted under Applicable Laws to receive all payments for shareholder services contemplated herein.

13.    Order Processing. Intermediary represents that it has reviewed its policies and procedures to ensure that they are adequate with respect to preventing violations of law and Prospectus requirements related to timely order-taking and market timing activity, in that such policies and procedures prevent (i) the submission of any order received after the deadline for submission of orders in each day that are eligible for pricing at that day’s NAV per share and (ii) the purchase of Shares by an individual or entity whose stated objectives are not consistent with the stated policies of a Fund in protecting the best interests of longer-term investors, particularly where such investor may be seeking market timing or arbitrage opportunities through such purchase. Intermediary represents that it will be responsible for the collection and payment to the Company of any Redemption Fees based upon the terms outlined in the Company’s Prospectus.

14.    Amendments. This agreement may be amended from time to time by the following procedure. Distributor will mail a copy of the amendment to Intermediary at Intermediary’s address shown below. If Intermediary does not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of this agreement. Intermediary’s objection must be in writing and be received by Distributor within such fifteen (15) days. All amendments shall be in writing and, except as provided above, executed by both Parties.

15.    Termination. This agreement may be terminated by either Party, without penalty, upon ten (10) days’ prior written notice to the other Party. Any unfulfilled obligations hereunder, and all obligations of indemnification, shall survive the termination of this agreement.

16.     Assignment. This agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign this agreement nor any rights, privileges, duties or obligations hereunder without the prior written consent of the other Party, except that Distributor may assign or transfer this agreement to any broker-dealer which becomes the underwriter of the Company without obtaining Intermediary’s written consent. For the avoidance of doubt, the Parties agree that a change of control of the Distributor shall not constitute an assignment of this agreement.

17.    Notices. All notices and other communications to Distributor shall be sent to it at Three Canal Plaza, Suite 100, Portland, ME 04101, Attn: Legal Department, or at such other address as Distributor may designate in writing. All notices and other communications to Intermediary shall be sent to it at the address set forth below or at such other address as Intermediary may designate in writing. All notices required or permitted to be given pursuant to this agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, electronic mail, or by facsimile or similar means of same-day delivery.

18.    Authorization. Each Party represents to the other that (i) all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this agreement as contemplated herein and (ii) the individual that has signed this agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of it with respect to the execution of this agreement.

19.    Directed Brokerage Prohibitions. Neither Party shall direct Fund portfolio securities transactions or related remuneration to compensate Intermediary for any promotion or sale of Shares under this agreement. Distributor also will not directly or indirectly compensate Intermediary in contravention of Rule 12b-1(h) of the 1940 Act.

20.    Shareholder Information. Intermediary shall comply with the requirements set forth on Appendix C regarding the provision of shareholder information pursuant to Rule 22c-2 of the 1940 Act.

21.    Arbitration. Any controversy or claim arising out of or relating to this agreement, or any breach thereof, shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedure. Any arbitration shall be conducted in New York, New York, and each arbitrator shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

22.    Miscellaneous. This agreement supersedes any other agreement between the Parties with respect to the offer and sale of Shares and other matters covered herein. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This agreement may be executed in any number of counterparts, which together shall constitute one instrument. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles and shall bind and inure to the benefit of the Parties and their respective successors and assigns. This agreement has been negotiated and executed by the Parties in English. In the event any translation of this agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this agreement to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

FORESIDE FUND SERVICES, LLC

By:
Name:
Title:

[INTERMEDIARY NAME]

By:
Name:
Title:
Address of Intermediary:

Operations Contact:
Name: _________________________________
Phone: _________________________________
Email: _________________________________

APPENDIX A

APPENDIX B

FORESIDE FUND SERVICES, LLC
SERVICE FEE AGREEMENT

MANAGED PORTFOLIO SERIES

This fee agreement (“Agreement”) is made and effective as of this _____ day of _________________ 20__, by and between Foreside Fund Services, LLC (“Distributor”) and [INTERMEDIARY NAME] (“Selling Group Member” or “Intermediary” and, together with Distributor, the “Parties”);
WHEREAS, Distributor and Intermediary have entered into a selling group member agreement dated as of ____________ (“Selling Group Member Agreement”), which entitles Intermediary to serve as a selling group member of certain Funds of the Managed Portfolio Series for which Distributor serves as distributor; and
WHEREAS, Distributor and Intermediary wish to confirm Distributor’s and Intermediary’s understanding and agreement with respect to Rule 12b-1 payments to be made to Intermediary in accordance with the Selling Group Member Agreement;
NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1. This Agreement confirms Distributor’s and Intermediary’s understanding and agreement with respect to Rule 12b-1 payments to be made to Intermediary in accordance with the Selling Group Member Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Selling Group Member Agreement.

2. From time to time during the term of this Agreement, Distributor may make payments to Intermediary pursuant to one or more distribution and service plans (the “Plans”) adopted by certain of the Funds pursuant to Rule 12b-1 of the 1940 Act. Intermediary shall furnish sales and marketing services and/or shareholder services to Intermediary’s customers who invest in and own Shares, including, but not limited to, answering routine inquiries regarding the Funds, processing shareholder transactions, and providing any other shareholder services not otherwise provided by a Fund’s transfer agent. With respect to such payments to Intermediary, Distributor shall have only the obligation to make payments to Intermediary after, for as long as, and to the extent that Distributor receives from the Fund an amount equivalent to the amount payable to Intermediary. The Fund reserves the right, without prior notice, to suspend or eliminate the payment of such Rule 12b-1 Plan payments or other compensation by amendment, sticker or supplement to the then-current Prospectus of the Fund or other written notice to Intermediary. If applicable, Intermediary hereby authorizes Distributor to pay Intermediary’s Clearing Agent such fees set forth under this section on Intermediary’s behalf.  In such case, Intermediary acknowledges and agrees that after Distributor has made payment of such fees to Intermediary’s Clearing Agent on Intermediary’s behalf: (i) Intermediary’s Clearing Agent is solely responsible and liable for direct payment of such fees to Intermediary, and Distributor will not pay Intermediary directly, (ii) Distributor cannot guarantee payment by Intermediary’s Clearing Agent of such fees to Intermediary, and (iii) should Intermediary not receive payment of such fees from Intermediary’s Clearing Agent for any reason, Intermediary’s sole recourse is against Intermediary’s Clearing Agent.

3. Any such fee payments shall reflect the amounts described in the Fund’s Prospectus. Payments will be based on the average daily net assets of Shares which are owned by those customers of Intermediary whose records, as maintained by the Funds or the transfer agent, designate Intermediary’s firm as the customer’s intermediary of record. No such fee payments will be payable to Intermediary with respect to Shares purchased by or through Intermediary and redeemed by the Funds within seven (7) business days after the date of confirmation of such purchase. Intermediary represents that Intermediary is eligible to receive any such payments made to Intermediary under the Plans.

4. Intermediary agrees that all activities conducted under this Agreement will be conducted in accordance with the Plans, as well as all applicable state and federal laws, including the 1940 Act, the Securities Exchange Act of 1934, the Securities Act of 1933 and any applicable rules of FINRA.

5. Upon request, on a quarterly basis, Intermediary shall furnish Distributor with a written report describing the amounts payable to Intermediary pursuant to this Agreement and the purpose for which such amounts were expended. Distributor shall provide quarterly reports to the Board of amounts expended pursuant to the Plans and the purposes for which such expenditures were made. Intermediary shall furnish Distributor with such other information as shall reasonably be requested by Distributor in connection with Distributor’s reports to the Board with respect to the fees paid to Intermediary pursuant to this Agreement.

6. This Agreement shall continue in effect until terminated in the manner prescribed below or as provided in the Plans or in Rule 12b-1. This Agreement may be terminated, with respect to one or more Funds, without penalty, by either Party upon ten (10) days’ prior written notice to the other Party. In addition, this Agreement will be terminated with respect to any Fund upon a termination of the relevant Plan or the Selling Group Member Agreement, if a Fund closes to new investments, or if Distributor’s Distribution Agreement with the Funds terminates.

7. This Agreement may be amended by Distributor from time to time by the following procedure. Distributor will mail a copy of the amendment to Intermediary at Intermediary’s address shown below. If Intermediary does not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of this Agreement. Intermediary’s objection must be in writing and be received by Distributor within such fifteen (15) days.

8. This Agreement and all the rights and obligations of the Parties shall be governed by and construed under the laws of the State of Delaware, without regard to conflict of laws principles.

9. All notices and other communications shall be given as provided in the Selling Group Member Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

FORESIDE FUND SERVICES, LLC                [INTERMEDIARY NAME]

By:             By:
Name:             Name:
Title:             Title:
    [Intermediary address]

APPENDIX C

Information Regarding the Provision of Shareholder Information Pursuant to Rule 22c-2

(a).    Agreement to Provide Information. Intermediary shall provide the Fund, upon request, the taxpayer identification number (“TIN”), if known, (or in the case of a non U.S. shareholder, if the TIN is unavailable, the International Taxpayer Identification Number or other government issued identifier) of any or all Shareholder(s) who have purchased, redeemed, transferred, or exchanged Shares held through an account with Intermediary and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request.

i.    Period Covered by Request. Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

ii.    Form and Timing of Response. Intermediary shall transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than five business days, after receipt of a request. If the requested information is not on the Intermediary’s books and records, Intermediary shall use best efforts to: (x) provide or arrange to provide to the Fund the requested information from shareholders who hold an account with an indirect intermediary, including a determination on whether any specific person about whom Intermediary has received information, is itself a financial intermediary; or (y) if directed by the Fund, restrict or prohibit further purchases or exchanges of Shares by a shareholder who has been identified by the Fund as having engaged in transactions of Shares (directly or indirectly) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund. In such instance, Intermediary shall inform the Fund whether it plans to perform (x) or (y). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an “indirect intermediary” has the same meaning as in SEC Rule 22c-2 under the Investment Company Act.

iii.    Limitations on Use of Information. The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Intermediary.

(b)    Agreement to Restrict Trading. Intermediary shall execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder who has been identified by the Fund as having engaged in transactions of the Shares (directly or indirectly through the Intermediary’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

i.    Form of Instructions. Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

ii.    Timing of Response. Intermediary shall execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Intermediary.

iii.    Confirmation by Intermediary. Intermediary must provide written confirmation to the Fund that instructions have been executed. Intermediary shall provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

(c)    Definitions. For purposes of this Appendix C:

i.    The term “Fund” includes the fund’s investment adviser, principal underwriter and transfer agent. The term does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940 (the “1940 Act”).2

ii.    The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Intermediary.

iii.    The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name or, alternatively, for use with retirement plan recordkeepers, the term means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares.

iv.    The term “written” includes electronic writings and facsimile transmissions.

v.    The term “Intermediary” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.

2. As defined in SEC Rule 22c-2(b), the term “excepted fund” means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.